EXHIBIT 10.14(a)

SECOND AMENDMENT
TO THE
AK STEEL HOLDING CORPORATION
EXECUTIVE OFFICER CHANGE OF CONTROL AGREEMENT

WHEREAS, the parties to this Second Amendment entered into and executed an Executive Officer Change of Control Agreement (the “Agreement”) dated July 26, 2004, as amended by the First Amendment dated September __, 2009; and
WHEREAS, the parties desire to bring the Agreement into compliance with additional guidance recently issued by the Internal Revenue Service relating to Section 409A of the Internal Revenue Code of 1986, as amended; and
WHEREAS, unless the Agreement is amended to bring it into compliance with Section 409A and the regulations promulgated thereunder, it could result in substantial tax penalties and other consequences for the undersigned Executive Officer;
NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A.	The last sentence in Section E(2)(a) of the Agreement is hereby amended to read as follows:
“Such additional base salary payable as severance shall be paid to you in a single, undiscounted lump sum payment within ten days after the effective date of your Release of Claims; provided however, if such payment could be made in more than one taxable year depending on when you sign the Release of Claims, the ten-day limit for payment does not apply; under such circumstances, payment still will be made within 70 days of your Date of Termination, but payment automatically will be made as soon as administratively feasible in the later taxable year regardless of when you sign the Release of Claims.”
B.    The last sentence in Section E(2)(b) of the Agreement is hereby amended to read as follows:
“Payment of this lump sum amount will be made within ten days after the effective date of your Release of Claims; provided however, if such payment could be made in more than one taxable year depending on when you sign the Release of Claims, the ten-day limit for payment does not apply; under such circumstances, payment still will be made within 70 days of your Date of Termination, but payment automatically will be made as soon as administratively feasible in the later taxable year regardless of when you sign the Release of Claims.”

C.    The last sentence in Section E(2)(c) of the Agreement is hereby amended to read as follows:
“Payment of this lump sum amount will be made within ten days after the effective date of your Release of Claims; provided however, if such payment could be made in more than one taxable year depending on when you sign the Release of Claims, the ten-day limit for payment does not apply; under such circumstances, payment still will be made within 70 days of your Date of Termination, but payment automatically will be made as soon as administratively feasible in the later taxable year regardless of when you sign the Release of Claims.”

D.    The last clause in Section E(2)(d)(ii) of the Agreement is hereby amended to read as follows:

“or, at its option, AKS shall pay you, in exchange for such shares, at the same time as any payments under Sections E(2)(a), (b) or (c), an amount in cash equal to the greatest aggregate market value of such shares during the Notice Period.”

E. [This section E. only applicable to the Chief Executive Officer, two Executive Vice Presidents, Chief Financial Officer and Vice President of Human Resources] In the first sentence in Section F(2) of the Agreement, the phrase “within ten days following the later of effective date of the Release of Claims or the Date of Termination” is hereby changed to read “on the later of the date the Contract Payments are made or the Date of Termination.”

In all other respect, the parties intend the Agreement to remain in effect and as agreed to as of the Effective Date of the Agreement.
IN WITNESS WHEREOF, the parties accept and agree to the foregoing terms, and have executed this Agreement in duplicate on the dates set forth below their respective signatures.

AK STEEL HOLDING CORPORATION By: James L. Wainscott, Chairman, President & Chief Executive Officer
Date:
AK STEEL CORPORATION By: James L. Wainscott, Chairman, President & Chief Executive Officer
Date:
Signature of Executive Officer
Name (Please Print)
Date:

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